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                                                                    EXHIBIT 3.12

                                     BYLAWS
                                       OF
                         OPEN INFORMATION SYSTEMS, INC.

                            ARTICLE I. IDENTIFICATION

          Section 1. Name. The name of the Corporation is Open Information Systems, INC.

          Section 2. Seal. Upon the seal of the Corporation shall appear the name of the Corporation and the state and year of incorporation, and the words "Corporate Seal."

          Section 3. Offices. The initial principal office of the Corporation shall be located in Sandy Hook, Connecticut. The Board of Directors (the "Board") may from time to time, in its discretion, or as the activities of the Corporation may require, establish a different location for the Corporation's principal office and may establish such other offices of the Corporation, each which may be located within or without the State of Connecticut.

                      ARTICLE II. MEETINGS OF SHAREHOLDERS

          Section 1. Place of Meetings. Meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation, or at such other place, either within or without the State of Connecticut, as may be fixed by the Board or the President of the Corporation and stated in the notice of meeting or in a duly executed waiver of notice thereof.

          Section 2. Annual Meeting. An annual meeting of the shareholders shall be held each year at such place, date and time as the Board shall from time to time prescribe. At each annual meeting of the shareholders, the shareholders shall elect the Board for the ensuing year and shall transact such other business as may properly come before the meeting. Unless the Certificate of Incorporation of the Corporation or these Bylaws provide otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

          Section 3. Special Meetings. Special meetings of the shareholders shall be held: (1) on call of the Board or the President of the Corporation, or
(2) if the holders of at least ten percent (10%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which the meeting is to be held. Notice of a special meeting of shareholders shall include a description of the purpose or purposes for which the meeting is called. Only business within the purpose or purposes described in the notice of special shareholders' meeting may be conducted at the special meeting of the shareholders that is the subject of such meeting notice.

          Section 4. Action without a Meeting. Any action which may be taken at a meeting of shareholders may be taken without a meeting by a written consent setting forth the action so taken or to be taken, signed by all of the persons who would be entitled to vote upon such action at a meeting or by their duly authorized attorneys. Unless otherwise fixed by the

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Board, the record date for determining shareholders entitled to take action without a meeting is the date that the first shareholder signs the consent for the proposed action.

          Section 5. Notice. (a) Except as otherwise required by law, written notice of each meeting of shareholders, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting by leaving such notice with such shareholder personally, or by depositing such notice in the United States mails in a postage prepaid envelope addressed to such shareholder at such shareholder's address as it appears on the stock transfer books of the Corporation. Unless the Connecticut Business Corporation Act, as the same may be amended from time to time (the "Act") or the Certificate of Incorporation of the Corporation require otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting.

          (b) If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

          Section 6. Waiver of Notice. (a) A shareholder may waive any notice of a meeting before or after the date and time stated in the notice of a meeting. The waiver must be in writing, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

          (b) A shareholder's attendance at a meeting (1) waives objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when presented.

          Section 7. Voting Entitlement of Shares. Except as otherwise required by law or provided in the Certificate of Incorporation of the Corporation, each outstanding share of voting stock, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting.

          Section 8. Proxies. A shareholder may vote such shareholder's shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for such shareholder by signing an appointment form, either personally or by such shareholder's attorney-in-fact.

          Section 9. Shareholders' Quorum and Voting Requirements. A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.


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          Section 10. Votes Required for Shareholders' Action. Unless the Act or
the Certificate of Incorporation require a greater number of affirmative votes, actions to be voted upon by the shareholders (other than the election of directors) at a meeting at which quorum is present shall be approved if the votes cast by shares entitled to vote on such action exceed the votes cast in opposition to such action.

          Section 11. Votes Required for Election of Directors. Unless otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of votes cast by shares entitled to vote for directors at a meeting at which quorum is present.

          Section 12. Adjournment of Meetings. The shareholders present, in person or by proxy, at any special meeting of shareholders, may, by the affirmative vote of a majority of voting power of the shares represented at such meeting and entitled to vote thereat, adjourn from time to time as they see fit, whether or not such number constitutes a quorum, and no notice of such adjournment need be given.

                        ARTICLE III. BOARD OF DIRECTORS

          Section 1. Requirements for and Duties of the Board. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed by or under, the direction of the Board.

          Section 2. Number and Election of Directors. The Board shall consist of not less than two (2) nor more than seven (7) directors. The number of directors at any time within such maximum and minimum shall be the number fixed by resolution of the shareholders or the directors, or, in the absence of such a resolution, the number of directors elected at the preceding annual meeting of shareholders. Reduction of the number of directors may not, as such, cause the removal from office of any person then serving as a director of the corporation nor shorten the term of office of any such person.

          Section 3. Terms of Directors. Each director shall be elected at the annual meeting of the shareholders and shall hold office for the ensuing year until the next annual meeting and until his successor shall have been duly elected and shall have qualified, or until his death, resignation or removal.

          Section 4. Resignation of Directors. (a) A director may resign at any time by delivering written notice to the Board, its chairman, the President or to the Corporation.

          (b) A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

          Section 5. Removal of Directors. (a) The shareholders may remove one or more directors with or without cause.

          (b) A director may be removed by the shareholders only at a meeting called for that purpose, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.


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          Section 6. Vacancy on Board. If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of directors: (1) the shareholders may fill the vacancy; (2) the Board may fill the vacancy; or
(3) if the directors remaining in office constitute fewer than a quorum of the Board, such remaining directors may fill the vacancy by the affirmative vote of a majority thereof.

          Section 7. Meetings. (a) The Board may hold regular meetings or special meetings in or out of the State of Connecticut.

          (b) The Board may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

          Section 8. Notice of Meeting. (a) If the date, time and place of regular meetings is established in advance by the Board, such meetings may be held without notice of the date, time, place or purpose thereof.

          (b) Special meetings of the Board shall be preceded by at least two
(2) days' notice of the date, time and place of the meeting. The notice need not describe the purpose or purposes of the special meeting.

          Section 9. Waiver of Notice. (a) A director may waive notice of any meeting of the Board, before or after the date and time stated in the notice. Except as provided by subsection (b) of this section, the waiver must be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records of the Corporation.

          (b) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

          Section 10. Quorum and Voting. (a) A quorum for a meeting of the Board consists of a majority of the number prescribed, or if no number is prescribed, a majority of the directors in office at the time the meeting begins.

          (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board.

          (c) A director who is present at a meeting of the Board or a committee of the Board when corporate action is taken is deemed to have assented to the action taken unless: (1) such director objects at the beginning of the meeting, or promptly upon arrival, to holding or transacting business at the meeting; (2) the director's dissent or abstention from the action taken is entered in the minutes of the meetings; or (3) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.


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          Section 11. Committees of Directors. The Board, by resolution adopted by a majority of the full Board, may designate from among its members an executive committee and one or more other committees and may appoint or provide for the appointment of one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Each committee shall have two or more members. Any such committee shall have and may exercise the powers of the Board in the management of the business, property and affairs of the Corporation, as shall be provided in these Bylaws or in the resolution of the Board constituting the committee, except that such committee shall not have authority to: (1) authorize distributions; (2) approve or propose to shareholders actions that are required to be approved by shareholders; (3) fill vacancies on the Board or on any of its committees; (4) amend the Certificate of Incorporation pursuant to section 33-796 of the Act;
(5) adopt, amend or repeal bylaws; (6) approve a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board; or (8) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board. All committees shall keep records of their acts and proceedings and report the same to the Board as and when required. Any director may be removed from a committee with or without cause by the affirmative vote of a majority of the entire Board.

          Section 12. Action Without a Meeting. (a) Any action required or permitted by the Act to be taken at a meeting of the Board may be taken without a meeting if the action is taken by all directors. The action shall be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken.

          (b) Action taken by written consent of the directors is effective when the last director signs the consent, unless the consent specifies a different effective date.

          (c) A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

          Section 13. Compensation of Directors. The directors may be reimbursed for any expenses incurred by them in attendance at any meeting of the Board or of any of its committees. Every director may be paid a stated salary as a director and/or a fixed sum for attendance at each meeting which such director attends. No payments or reimbursements described herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                              ARTICLE IV. OFFICERS

          Section 1. Election. A President, a Secretary, and when deemed necessary by the Board, a chairman of the Board, one or more vice presidents and such other officers and assistant officers shall be elected by the Board to hold office until their respective successors are duly elected and qualified. Any two or more offices may be held by the same person.


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          Section 2. Chairman of the Board. The Chairman of the Board, if one
shall be elected, shall preside at all meetings of the Board, and shall perform such other duties and exercise such other powers as may be assigned to him by the Board.

          Section 3. President. The President shall be the chief executive officer of the Corporation, and in such capacity, shall have primary responsibility for the general management, supervision and control of the activities of the Corporation, subject to the direction of the Board. In the absence or non election of a chairman, the President shall preside at all meetings of the Board in addition to all meetings of shareholders and shall exercise all other powers and discharge all other duties customarily vested in the Chairman of the Board. The President shall also have the direction of all other officers, agents and employees of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The President shall also perform such other duties and exercise such other powers as the Bylaws may provide or the Board may assign.

          Section 4. Vice President. Vice Presidents, when elected, shall have such powers and perform such duties as the President or the Board may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the President, or in case of his absence or inability to act, the executive vice president, if one has been elected, or the vice president so designated by the Board, shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President and such additional restrictions as may be imposed by the Board.

          Section 5. Secretary. The Secretary shall keep true and complete records of the proceedings of the meetings of the shareholders, the Board and any committees of directors and shall file any written consents of the shareholders, the Board and any committees of directors with these records. It shall be the duty of the Secretary to be the custodian of the records and of the seal of the Corporation. The Secretary shall also attend to the giving of all notices and shall perform such other duties as the Bylaws may provide or the Board may assign.

          Section 6. Assistant Secretary. If one shall be elected, the assistant secretary shall have such powers and perform such duties as the President, Secretary or the Board may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the Secretary, or in case of his absence or inability to act, the assistant secretary shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

          Section 7. Treasurer. The treasurer shall keep correct and complete records of account showing accurately at all times the financial condition of the Corporation. The Treasurer shall also act as legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation, and shall promptly deposit all funds of the Corporation coming into his hands in the bank or other depository designated by the Board and shall keep this bank account in the name of the Corporation. Whenever requested by the Board, the Treasurer shall furnish a statement of the financial condition of the Corporation and shall perform such other duties as the Bylaws may provide and the Board may assign.


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          Section 8. Assistant Treasurer. If one shall be elected, the assistant treasurer shall have such powers and perform such duties as the President, Treasurer or Board may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the Treasurer, or in case of his absence or inability to act, the assistant treasurer shall perform the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

          Section 9. Other Officers. Such other officers as are appointed shall exercise such duties and have such powers as the Board may assign.

          Section 10. Transfer of Authority. In case of the absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided that a majority of the entire Board approves such action.

          Section 11. Resignation and Removal. Any officer may resign by giving written notice to the Corporation, Chairman of the Board, if any, the President or the Secretary. Removal of an officer elected by the Board, with or without cause, may be effected by the Board whenever in the judgment of the Board the best interests of the Corporation are served thereby. Any such removal of an officer shall be without prejudice to such officer's contract rights, if any.

          Section 12. Vacancies. A vacancy occurring in any office may be filled for the unexplored portion of the term of office by the Board.

                            ARTICLE V. CAPITAL STOCK

          Section 1. Consideration and Payment. The capital stock may be issued for such consideration as may be fixed from time to time by the Board, provided, however, that the consideration may not be less than the par value of any of such stock having a par value. Payment of such consideration may be made, in whole or in part, in any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed and other securities of the Corporation.

          Section 2. Certificates Representing Shares. Each holder of the capital stock of the Corporation shall be entitled to a certificate signed by the President or a vice president and the Secretary or an assistant secretary except that such signatures may be facsimiles if such certificate is manually signed on behalf of a transfer agent or registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer were such officer at the date of its issuance. Upon each such certificate shall appear such legend or legends as may be required by law or by any contract or agreement to which the Corporation is a party. No certificate shall be valid without such signatures and legends as are required hereby.

          Section 3. Lost Certificates. Whenever a person shall request the issuance of a certificate of stock to replace a certificate alleged to have been lost by theft, destruction or


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otherwise, the Board shall require that such person make an affidavit to the fact of such loss before the Board shall authorize the requested issuance. Before issuing a new certificate, the Board may also require a bond of indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost.

          Section 4. Transfer of Stock. The Corporation or its transfer agent shall register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for transfer of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by law, by the Certificate of Incorporation or by any contract or agreement to which the Corporation is a party.

                           ARTICLE VI. INDEMNIFICATION

          To the fullest extent permitted by the Act, the Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such individual in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which such individual was or is a party or is threatened to be made a party by reason of such individual's current or former position with the Corporation or by reason of the fact that such individual is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                           ARTICLE VII. MISCELLANEOUS

          Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by resolution of the Board.

          Section 2. Inconsistencies with Certificate of Incorporation. If any provision of the Bylaws shall be inconsistent with any provision of the Certificate of Incorporation of the Corporation, the Certificate of Incorporation shall prevail.

                        ARTICLE VIII. AMENDMENT OF BYLAWS

          The Board may amend or repeal the Corporation's Bylaws unless (1) the Certificate of Incorporation or the Act reserve this power exclusively to the shareholders in whole or in part, or (2) the shareholders, in amending or repealing a particular Bylaw, provide expressly that the Board may not amend or repeal that Bylaw. The shareholders may amend or repeal the Corporation's Bylaws even though the Bylaws may also be amended or repealed by the Board.


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